                                                               Exhibit 1.2

                                1,850,000 Shares


                        Crown Cork & Seal Company, Inc.


                                  COMMON STOCK
                               ($5.00 PAR VALUE)


                      INTERNATIONAL UNDERWRITING AGREEMENT
                      ------------------------------------


                                                                October __, 1996


Lazard Capital Markets
CS First Boston Limited
Salomon Brothers International Limited

c/o  Lazard Capital Markets
     21 Moorfields
     London EC2P 2HT England

Dear Sirs:

          SECTION 1.  Introductory.  Compagnie Generale d'Industrie et de
                      ------------
Participations, a societe anonyme organized under the laws of the Republic of France ("CGIP"), and Sofiservice, a societe anonyme organized under the laws of the Republic of France and a wholly owned subsidiary of CGIP ("Sofiservice" and, together with CGIP, the "Selling Stockholders"), propose to sell to the several Underwriters named in Schedule I hereto (the "International Underwriters"), for whom Lazard Capital Markets, CS First Boston Limited and Salomon Brothers International Limited are acting as representatives (the "International Representatives"), an aggregate of 1,850,000 shares (the "International Shares") of Common Stock, par value $5.00 per share (the "Common Stock"), of Crown Cork & Seal Company, Inc. (the "Company"), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule II hereto.

          It is understood that the Company and the Selling Stockholders are concurrently entering into an underwriting agreement dated the date hereof (the "U.S. Underwriting Agreement") in which the Selling Stockholders propose to sell to the several Underwriters named therein (the "U.S. Underwriters") for whom Lazard Freres & Co. LLC, CS First Boston Corporation and Salomon Brothers Inc are acting as representatives (the "U.S. Representatives") an aggregate of 7,400,000 shares (the "U.S Firm Shares") of the Company's Common Stock. In addition, CGIP has agreed to sell to the U.S. Underwriters, upon the terms and conditions set forth in the U.S. Underwriting Agreement, up to an additional 1,387,500 shares of Common Stock (the "Additional Shares").
The U.S. Firm Shares and the Additional Shares are hereinafter sometimes collectively referred to as the "U.S. Shares". The respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another.

          The International Shares and the U.S. Shares are herein collectively referred to as the "Shares". The International Underwriters and the U.S. Underwriters are herein collectively referred to as the "Underwriters".

          It is further understood that the International Representatives on behalf of the International Underwriters and the U.S. Representatives on behalf of the U.S. Underwriters have entered into an agreement of even date herewith (the "Agreement Among U.S. and International Underwriters"), contemplating the coordination of certain transactions among the International and U.S. Underwriters and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from or sell to the International Underwriters a portion of the U.S. Shares and the International Underwriters may purchase from or sell to the U.S. Underwriters a portion of the International Shares. Any such purchases or sales shall be governed by the Agreement Among U.S. and International Underwriters and not by the terms of this Agreement.

          It is further understood that the Company and the Selling Stockholders are concurrently entering into an underwriting agreement dated the date hereof (the "Preferred Underwriting Agreement") in which the Selling Stockholders propose to sell to the several Underwriters named therein (the "Preferred Underwriters") an aggregate of 3,000,000 shares (the "Preferred Firm Shares") of the Company's 4.5% Convertible Preferred Stock, par value $41.8875 per share (the "Preferred Stock"). In addition, CGIP has agreed to sell to the Preferred Underwriters, upon the terms and conditions set forth in the Preferred Underwriting Agreement, up to an additional 450,000 shares of Preferred Stock (the "Preferred Additional Shares" and, collectively with the Preferred Firm Shares, the "Preferred Shares"). The respective closings under this Agreement and the U.S. Underwriting Agreement, on the one hand, and the Preferred Underwriting Agreement, on the other hand, are not conditional on one another.

          The Company and the Selling Stockholders hereby agree with the International Underwriters as follows (it being understood and agreed that the obligations set forth herein are several in nature, unless expressly stated to the contrary):

          SECTION 2.  Representations, Warranties and Agreements of the Company.
                      ---------------------------------------------------------
The Company represents and warrants to, and agrees with, (i) the several International Underwriters and (ii) in the case of clauses (a), (b), (c), (j) and (n) and the second sentence of clause (g) below only, the Selling Stockholders (it being understood and agreed that such representations and warranties to the Selling Stockholders are being made solely in connection with the sale of the Shares under this Agreement and the U.S. Underwriting Agreement and subject to the last sentence of Section 9(a)), that:

          (a) The Company meets the registrant requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). A registration statement on Form S-3 (File No. 333-12787), including forms of prospectuses relating to the Shares, has been filed by the Company pursuant to the Act with the Securities and Exchange Commission (the "Commission"). The Company may have filed one or more amendments thereto, including the related Preliminary Prospectuses (as defined below), each of which (other than documents incorporated by reference therein) has previously been furnished to you. The Company will file with the Commission either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the forms of final prospectuses relating to the Shares) or (ii) after effectiveness of such registration statement, final prospectuses relating to the Shares in accordance with Rules 430A and 424(b)(1) or (4) under the Act. In the case of clause (ii), the Company has included or shall include in such registration statement, as amended at the Effective Time (as defined below), all information (other than information permitted to be omitted from such registration statement when it becomes effective pursuant to Rule 430A ("Rule 430A Information")) required by the Act and the rules and regulations thereunder (the "Rules and Regulations") to be included in the final prospectuses with respect to the Shares and the offering thereof. As filed, such amendment and forms of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, with respect to the Shares and the offering thereof, and, except to the extent you shall agree in writing to a modification (which shall not be unreasonably withheld or delayed), shall be in all substantive respects in the form furnished to you prior to the execution of this Agreement or, to the extent not in such form, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectuses) as the Company has advised the International Representatives, prior to the execution of this Agreement, will be included or made therein. For purposes of this Agreement, "Effective Time" means the time as of which such registration statement or the most recent post-effective amendment thereto, if any, was or is declared effective by the Commission and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Effective Date" means the date of the Effective Time. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus relating to the U.S. Shares and the international prospectus relating to the International Shares. The international prospectus is identical to the U.S. prospectus, except the international prospectus contains different front and back cover pages and different descriptions of the plan of distribution (contained under the caption "Underwriting" in each of the U.S. and international prospectus). Such registration statement, as amended at the Effective Time, including incorporated documents, exhibits and financial statements, and including all Rule 430A Information, if any, and, any post-effective amendment thereto that becomes effective prior to the Closing Date (as defined below) is hereinafter referred to as the "Registration Statement", and the U.S. prospectus relating to the U.S. Shares and the international prospectus relating to the International Shares in the forms first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or, if no such filing is required, as included in the Registration Statement, are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus", respectively, and collectively as the "Prospectuses". Any preliminary prospectus relating to the U.S. Shares or the International Shares included in such Registration Statement or filed pursuant to Rule 424(a) under the Act is hereinafter referred to as a "U.S. Preliminary Prospectus" or an "International Preliminary Prospectus", respectively, and collectively as "Preliminary Prospectuses". Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the Effective Time of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectuses, as the case may be, and references to information being "included", "contained" or "set forth in" any such document (or similar expressions) shall be similarly construed; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectuses shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Time of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectuses, as the case may be, deemed to be incorporated therein by reference.

          (b) At the Effective Time, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in Section 4), the Prospectuses (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Rules and Regulations; at the Effective Time, the Registration Statement did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, at the Effective Time, the Prospectuses, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectuses (and any supplements thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Registration Statement or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with the Underwriters' Information or the Selling Stockholders' Information (as defined in Section 9(a)).

          (c) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and no proceedings for that purpose shall have been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters' Information or the Selling Stockholders' Information.

          (d) The historical consolidated financial statements included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations, the statements of their cash flows and the changes in their financial position for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as described in the notes to such financial statements); and the supporting schedules, if any, included in the Registration Statement present fairly in all material respects the information required to be stated therein. The pro forma financial statements included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) have been prepared on a basis consistent with such historical financial statements (except as described in such pro forma financial statements), include all material adjustments to the historical financial data required to reflect the transactions to which pro forma effect is given, give effect to assumptions made on a reasonable basis, and present fairly in all material respects on a pro forma basis the estimated consolidated financial position and results of operations of the Company and its consolidated subsidiaries assuming that such transactions had occurred on the date specified therein.

          (e) There has not been sustained since the date of the latest audited financial statements included in the Prospectuses any material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries considered as a whole (a "Material Adverse Effect"), except as set forth in the Prospectuses.

          (f) The Company and each of its subsidiaries have been duly incorporated and are validly existing in good standing under the laws of their respective jurisdictions of organization with power and authority to own, lease and operate their properties and conduct their businesses as described in the Registration Statement and the Prospectuses; and each of them is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that any such failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

          (g) The Company has an authorized capitalization as set forth in the Prospectuses, and all shares of capital stock of the Company outstanding, including the Shares, have been duly authorized, are validly issued, fully paid and non-assessable, and conform in all material respects to the description thereof contained in the Prospectuses. The sale of the Shares is not subject to pre-emptive or other similar rights or restrictions on transfer created by the Company under the Company's articles of incorporation or bylaws, under applicable law or under any agreement to which the Company is a party or of which the Company has actual knowledge (other than those imposed by the Act, the Rules and Regulations, foreign securities laws or state securities or Blue Sky laws and other than restrictions on transfers contained in that certain Shareholders Agreement, dated February 22, 1996, between the Company and CGIP (the "Shareholders Agreement") which have been fully waived or satisfied); and the Shares are duly listed and admitted for trading on the New York Stock Exchange (the "NYSE").

          (h) All of the issued and outstanding capital stock of each material subsidiary of the Company listed on Schedule III hereto has been duly authorized and validly issued and is fully paid and non-assessable, and, except as set forth in the Prospectuses, all the issued and outstanding capital stock of each such material subsidiary is owned, directly or through subsidiaries, by the Company, free and clear of any pledge, lien, encumbrance, adverse claim or equity (collectively, a "Lien"), except for any such Liens that would not, individually or in the aggregate, have a Material Adverse Effect.

          (i) Neither the Company nor any of its subsidiaries is in violation of its or any of their charters or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it or any of them is a party or by which it or any of them or their properties may be bound, except any violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

          (j) No consent, approval, authorization, order, registration, filing or qualification by or on behalf of the Company or any of its subsidiaries of or with any court or governmental authority or agency or of the NYSE is required for the sale of the Shares or the consummation of the transactions contemplated by this Agreement and the U.S. Underwriting Agreement, except such as may be required under the Act, the Rules and Regulations or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and the execution and delivery of this Agreement and the U.S. Underwriting Agreement, and the consummation of the transactions contemplated herein and therein will not (i) conflict with or constitute a breach of any of the terms or provisions of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that is material to the Company and its subsidiaries taken as a whole, (ii) result in any violation or breach of the provisions of the charter or by-laws or other organizational documents of the Company or any of its subsidiaries or (iii) result in any violation of any law, administrative regulation or administrative or court decree or order applicable to the Company, any of its material subsidiaries or their respective property.

          (k) The Company and its subsidiaries are in compliance with all laws and regulations applicable to them and their respective properties and possess all certificates, authorities or permits issued by, and have made all filings with, the appropriate state, local, Federal or foreign regulatory agencies or bodies necessary or desirable to conduct the business now operated by them, except where noncompliance with such laws or regulations or the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, termination or modification of any such certificate, authority, permit or filing, other than any such revocation, termination or modification that would not, individually or in the aggregate, have a Material Adverse Effect.

          (l) Except as described in the Prospectuses, there are no actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, contemplated or threatened against the Company or any of its subsidiaries, or to which any of their respective properties is subject, which, (i) if adversely determined, would, individually or in the aggregate, result in any Material Adverse Effect or (ii) questions the validity of this Agreement or any action taken or required to be taken pursuant hereto.

          (m) Each of the Company and its subsidiaries has good and marketable title to all real and personal property owned by it, in each case free and clear of any Lien, except (i) such as are referred to in the Prospectuses or (ii) such as would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

          (n) This Agreement has been duly authorized, executed and delivered by the Company.

          (o) Other than the Shareholders Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement.

          (p) Except as set forth in the Prospectuses under the caption "Underwriting", neither the Company nor, to the Company's knowledge, any of its officers or directors or any of their respective affiliates is a member of, or is associated or affiliated with a member of, the National Association of Securities Dealers, Inc. ("NASD").

          SECTION 3.  Representations, Warranties and Agreements of the Selling
                      ---------------------------------------------------------
Stockholders.  Each Selling Stockholder, jointly and severally, represents and
------------
warrants to, and agrees with, (i) the several International Underwriters and
(ii) the Company (it being understood and agreed that such representations and warranties to the Company are being made solely in connection with the sale of the Shares under this Agreement and the U.S. Underwriting Agreement and subject to the last sentence of Section 9(b)), that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

          (b) Such Selling Stockholder has the legal right and power to execute and deliver this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement and the U.S. Underwriting Agreement, and no such action will result in any violation or breach of the provisions of the charter or by-laws or other organizational documents of such Selling Stockholder or any agreement or other instrument binding upon such Selling Stockholder (including the restrictions on transfer contained in the Shareholders Agreement, which have been fully waived or satisfied) or any law, administrative regulation or administrative or court decree or order applicable to such Selling Stockholder; and no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental authority or agency or of the NYSE is required for the consummation of the transactions contemplated by this Agreement and the U.S. Underwriting Agreement in connection with the sale of the Shares by such Selling Stockholder, except such as may be required under the Act, the Rules and Regulations or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (c) Such Selling Stockholder has, and will deliver to the Underwriters upon payment therefor good and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any Lien.

          (d) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (e) At the Effective Time, the Selling Stockholders' Information contained in the Registration Statement did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements in the Selling Stockholders' Information not misleading; and, at the Effective Time, the Selling Stockholders' Information contained in the Prospectuses, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Selling Stockholders' Information contained in the Prospectuses (and any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Selling Stockholders' Information, in the light of the circumstances under which they were made, not misleading.

          (f) There are no contracts, agreements or understandings between the Selling Stockholders and any person that would give rise to a valid claim against the Selling Stockholders or any Underwriter for a brokerage commission, finder's fee or other like payment.

          SECTION 4.  Purchase, Sale and Delivery of International Shares.  On
                      ---------------------------------------------------
the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, hereby agrees to sell to the International Underwriters, and each International Underwriter agrees, severally and not jointly, to purchase from such Selling Stockholder, at a purchase price of $______ per International Share, the respective number of International Shares (subject to adjustment by the International Representatives to eliminate fractions) that bear the same proportion to the number of International Shares to be sold by such Selling Stockholder as the number of International Shares set forth opposite the name of such International Underwriter in Schedule I hereto bears to the total number of International Shares.

          The obligations of the Selling Stockholders hereunder to sell the International Shares, and the obligations of the International Underwriters to purchase the International

Shares, are subject to the closing of the sale and purchase of the U.S. Firm Shares pursuant to the U.S. Underwriting Agreement.

          Each Selling Stockholder will deliver the International Shares to be purchased by the International Underwriters to the International Representatives for the accounts of the International Underwriters, against payment of the purchase price therefor by wire transfer of same day funds to an account specified in writing by such Selling Stockholder. Payment for the International Shares shall be made at the offices of Cravath, Swaine & Moore at 10:00 A.M., New York Time, on _____________, 1996 or at such other place or time not later than seven full business days thereafter as the International Representatives and the Selling Stockholders determine (the "Closing Date").

          The certificates for all the International Shares so to be delivered will be in such denominations and registered in such names as the International Representatives request two full business days prior to the Closing Date, and will be made available at the offices of Lazard Freres & Co. LLC, New York, New York or, upon your request, through the facilities of The Depository Trust Company, for checking and packaging at least one full business day prior to the Closing Date.

          Each Selling Stockholder will not, without the prior written consent of the International Representatives, offer, sell, pledge or otherwise dispose of, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or any rights to purchase or acquire such capital stock, for a period of one year after the date of this Agreement; provided, however, that the foregoing restriction shall not
                   --------  -------
apply to (i) the sale of the Shares to be sold hereunder and under the U.S. Underwriting Agreement, (ii) the sale of the Preferred Shares to be sold under the Preferred Underwriting Agreement, (iii) any conversion of shares of Preferred Stock into shares of Common Stock pursuant to the terms of the Preferred Stock and (iv) any disposition of any shares of Common Stock or Preferred Stock pursuant to a bona fide pledge or grant of a security interest to a major brokerage firm or financial institution to secure bona fide indebtedness, or the sale of such shares upon foreclosure on such pledge, provided that each purchaser of such shares upon foreclosure agrees to be bound
--------
by the provisions of this paragraph.

          SECTION 5.  Offering by International Underwriters.   After the
                      --------------------------------------
Registration Statement becomes effective, the several International Underwriters will offer the International Shares for sale to the public on the terms and conditions as set forth in the International Prospectus.

          SECTION 6.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees with the several International Underwriters and the Selling Stockholders that:

          (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable, and with the International Representatives' consent, subparagraph (4)) of Rule 424(b) within the time period prescribed by such rule. The Company will advise the International Representatives promptly of any proposal to amend or supplement the Registration Statement as filed, or the Prospectuses, and will not effect such amendment or supplement or filing without the International Representatives' consent (which shall not be unreasonably withheld or delayed). The Company will also advise the International Representatives promptly after the Company receives notice of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of the filing and effectiveness of any amendment or supplement to the Registration Statement or the Prospectuses, and of the issuance by the Commission of any stop order in respect of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or any prospectus relating to the Shares or the initiation of proceedings for any such purpose, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or of any request by the Commission to amend or supplement the Registration Statement or the Prospectuses or for additional information and will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any Preliminary Prospectus or any prospectus relating to the Shares or suspending any such qualification and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectuses as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectuses or the Registration Statement to comply with the Act, the Rules and Regulations or any other law, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will notify the International Representatives and, upon their request, prepare and furnish without charge to each International Underwriter, each Selling Stockholder (except as provided below) and to any dealer in securities as many copies as the International Representatives may from time to time reasonably request, of amended Prospectuses or any supplement to the Prospectuses complying with
     Section 10(a) of the Act which will correct such statement or omission or effect such compliance, it being understood and agreed that the Selling Stockholders will pay all costs and expenses incident to the preparation, printing, filing and distribution of any such amendment or supplement.

          (c) The Company will make generally available to the Company's security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement that satisfies the provisions of Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

          (d) The Company will deliver to each of the International Representatives as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith and documents incorporated therein by reference) and copies of the Preliminary Prospectuses and the Prospectuses as the International Representatives may reasonably request and will also deliver to the International Representatives a conformed copy of the Registration Statement and each amendment thereto (including exhibits filed therewith and documents incorporated therein by reference) for each of the International Underwriters.

          (e) The Company will take such action as the International Representatives may reasonably request, in cooperation with the International Representatives to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the International Representatives may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares; provided, however, that in no
                                                  --------  -------
     event shall the Company be obligated in connection therewith to qualify as a foreign corporation in any jurisdiction in which it shall not then be qualified, or to execute a general consent to service of process in any jurisdiction in which such a consent has not been previously filed, or subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this paragraph.
     The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

          (f) The Company agrees that neither it nor any of its directors or the principal executive officers set forth in Item 10 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 will, without the prior written consent of the International Representatives, offer, sell or otherwise dispose of, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or any rights to purchase or acquire such capital stock, for a period of 90 days after the date of this Agreement; provided,
                                                                      --------
     however, that the foregoing restriction shall not apply to any issuances or
     -------
     sales (a) in connection with stock option, savings, benefit or compensation plans or dividend reinvestment plans in existence on the date of this Agreement or the conversion or exchange of convertible or exchangeable securities of the Company, (b) in connection with a merger or other combination with, or exchange offer for shares of, or acquisition of assets of, another entity, (c) required in the Company's judgment to prevent termination of the Standstill Period (as defined in the Shareholders Agreement), or (d) by such directors and officers of up to 300,000 shares of capital stock in the aggregate;

     provided, further, that (i) in the case of clauses (b), (c) and (d) above,
     --------  -------
     the Company shall give the International Underwriters at least 2 Business Days' prior written notice of such issuance or sale and (ii) in the case of clauses (b) and (c) above, the recipients of any such securities shall agree to be bound by the provisions of this paragraph.

          SECTION 7.  Conditions of the Obligations of the International
                      --------------------------------------------------
Underwriters.  The obligations of the several International Underwriters to
------------
purchase and pay for the International Shares on the Closing Date will be subject (i) to the provisions of Section 11 herein, (ii) in the case of representations and warranties qualified as to materiality, to the accuracy of such representations and warranties in all respects, and in the case of representations and warranties not so qualified, to the accuracy of such representations and warranties in all material respects, in each case on the part of the Company and the Selling Stockholders herein as of the date hereof and as of the Closing Date with the same force and effect as if made as of that date, (iii) to the accuracy of the statements of Company officers and Selling Stockholder officers made in any certificates furnished pursuant to the provisions hereof, (iv) to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and (v) to the following additional conditions precedent:

          (a) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than
     (i) 6:00 p.m. New York City time on the date of determination of the offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon New York City time on the business day following the day on which the offering price was determined if such determination occurred after 3:00 p.m. New York City time on such date. If the Effective Time is prior to the execution and delivery of this Agreement, the Company shall have filed the Prospectuses with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 6(a) hereof. In either case, prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; and the Company shall have complied with all requests for additional information on the part of the Commission to the International Representatives' reasonable satisfaction.

          (b) The Underwriters shall have received an opinion of Dechert Price & Rhoads, counsel for the Company, dated the Closing Date, to the effect that:

               (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; and the Company has the corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Prospectuses.

               (ii) This Agreement has been duly authorized, executed and delivered by the Company.

               (iii) The execution, delivery and performance of this Agreement by the Company and the sale of the Shares contemplated hereby do not
          (a) conflict with or result in a violation of any of the provisions of the articles of incorporation or bylaws of the Company, (b) conflict with or violate in any material respect any Pennsylvania, New York or United States Federal law, rule or regulation, or, to such counsel's knowledge, any order, judgment or decree known to such counsel that is applicable to the Company or by which any property or asset of the Company or any of its subsidiaries is or may be bound (other than Federal or state securities or blue sky laws, other anti-fraud laws and fraudulent transfer laws and bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, as to which such counsel need not express any opinion) or (c) to such counsel's knowledge, result in a material breach of any of the terms or provisions of, or constitute a default under, any material loan or credit agreement, indenture, deed of trust, mortgage, note or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which any of them or any of its properties or assets is or may be bound.

               (iv) No consent, approval, authorization or other action by or filing with any Pennsylvania, New York or United States Federal governmental agency or body or Pennsylvania, New York or United States Federal court having jurisdiction over the Company or any of its properties is required to be obtained by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby, except filings and other actions required under the Act and the Rules and Regulations and state securities and blue sky laws, as to which such counsel need not express any opinion.

               (v) The Company has an authorized capitalization as set forth in the Prospectuses; the Shares have been duly and validly authorized and have been duly and validly issued, and are fully paid and nonassessable; the Shares conform in all material respects to the description thereof in the Prospectuses.

               (vi) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, and, to the knowledge of such counsel, no stop order has been issued and no proceeding for that purpose is pending or threatened by the Commission.

               (vii) The statements set forth or referred to in the Prospectuses under the headings "Description of Capital Stock-- General", "Description of Capital

          Stock--Common Stock", "Description of Capital Stock--Preferred Stock" and "Certain United States Federal Tax Considerations for Non-U.S. Holders of Capital Stock" and in the Registration Statement under Item 15, insofar as such statements constitute a summary of the legal matters or documents referred to therein fairly present the information called for with respect to such legal matters or documents.

          In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the Commonwealth of Pennsylvania.

          Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date to the effect that (i) the Registration Statement and the Prospectuses and any further amendments or supplements thereto made by the Company prior to the Closing Date (other than the financial statements (including pro forma financial statements and notes to financial statements or pro forma financial statements) and related schedules and other financial, accounting or statistical information included in or excluded from the Registration Statement or the Prospectuses, as to which such counsel need express no belief) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations and (ii) such counsel participated in conferences with officers and representatives of the Company, Price Waterhouse LLP, the Underwriters, the Selling Stockholders and Cravath, Swaine & Moore in connection with the preparation of the Registration Statement, and based on the foregoing and without assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or making any independent check or verification thereof (and relying as to factual matters upon the statements of officers and other representatives of the Company, the Selling Stockholders and others), no facts have come to the attention of such counsel which lead them to believe that (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (other than the information omitted therefrom in reliance on Rule 430A), or (II) any of the Prospectuses as amended or supplemented, as of its date and as of each Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express a belief as to any financial statements (including pro forma financial statements and notes to financial statements or pro forma financial statements) and related schedules, and other financial, accounting or statistical information included in or excluded from the Registration Statement or the Prospectuses.

          (c) The Underwriters shall also have received from Richard L. Krzyzanowski, Executive Vice President, Secretary and General Counsel of the Company, an opinion, dated the Closing Date, to the effect that:

               (i)   Each of the Company and its material subsidiaries listed on
          Schedule III hereto is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement; and each of the Company and such material subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be made by the Company for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby, except such as have been obtained or made under the Act and such as may be required under state securities and blue sky laws.

               (iii) The execution, delivery and performance of this Agreement by the Company and the sale of the Shares contemplated hereby will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body of any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any material agreement or instrument to which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the articles of incorporation or bylaws of the Company or any such subsidiary; and to the best of such counsel's knowledge, neither the Company nor any of its material subsidiaries is in violation of its articles or incorporation or bylaws, or in material default under any material agreement, indenture or instrument.

               (iv) Except as disclosed in or incorporated by reference in the Registration Statement, there is no action, suit or proceeding which has been served upon the Company or any of its subsidiaries or of which any of their properties or assets is the subject that is now pending, or to such counsel's knowledge, overtly threatened, against or affecting the Company or any of its subsidiaries or any of their properties or assets that, if adversely determined, would have a material adverse effect on the Company or its subsidiaries, taken as a whole; and such counsel is not aware of any material contracts or other material documents or legal or governmental proceedings which are required to be filed as exhibits to the Registration Statement by the Act or the Exchange Act which have not been so filed.

          In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America and laws of the Commonwealth of Pennsylvania.

          Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date to the effect that (a) each document filed by the Company under the Exchange Act and incorporated by reference in the Registration Statement and each amendment or supplement thereto, as of their respective dates or as of the date of any such amendment or supplement thereto, (other than the financial statements (including pro forma financial statements and notes to financial statements or pro forma financial statements) and related schedules and other financial, accounting or statistical information included in or excluded from such documents, as to which such counsel need not express an opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder and (b) no facts have come to the attention of such counsel which lead him to believe that (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (other than the information omitted therefrom in reliance on Rule 430A), or (II) any of the Prospectuses as amended or supplemented, as of its date and as of each Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express a belief as to any financial statements (including pro forma financial statements and notes to financial statements or pro forma financial statements) and related schedules, and other financial, accounting or statistical information included in or excluded from the Registration Statement or the Prospectuses.

          (d) You shall have received an opinion of Sullivan & Cromwell, special counsel for the Selling Stockholders, dated the Closing Date, that:

               (i) All regulatory consents, authorizations, approvals and filings required to be made or obtained by the Selling Stockholders under the Federal laws of the United States and the laws of the State of New York for the sale and delivery of the Shares by the Selling Stockholders to the Underwriters have been obtained or made.

               (ii) Insofar as New York law is concerned, upon delivery of and payment for the Shares to be sold to the Underwriters in the State of New York pursuant to this Agreement, the Underwriters will have acquired the Shares free of any adverse claim within the meaning of
          Section 8-302 of the New York Uniform Commercial Code (the "Code").

               (iii) The execution and delivery by the Selling Stockholders of this Agreement and the sale by the Selling Stockholders of the Shares in accordance with this Agreement will not violate any existing Federal law of the United States or law of the State of New York.

          In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America and laws of the State of New York.

          (e) You shall have received an opinion of Michel Renault, General Counsel of CGIP, dated the Closing Date, that:

               (i) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Stockholders.

               (ii) The sale of the Shares to be sold by the Selling Stockholders as contemplated by this Agreement and the execution delivery and performance of this Agreement by the Selling Stockholders will not conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which it may be bound (including the restrictions contained in the Shareholders Agreement, which have been fully waived or satisfied), nor will such action result in any violation or breach of the provisions of the statuts of such Selling Stockholder or any law or administrative regulation or administrative or court decree or order of any court or governmental authority or agency known by such counsel to be applicable to such Selling Stockholder.

               (iii) No consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental authority or agency is required for the sale of the Shares by the Selling Stockholders as contemplated by this Agreement (except such counsel need express no opinion as to any necessary qualification under the securities laws of any foreign country).

               (iv) The Selling Stockholders have full right, power and authority to sell, assign, transfer and deliver, or to cause to be sold, assigned, transferred and delivered, the Shares to be sold by the Selling Stockholders to the Underwriters.

               (v) The sale of the Shares as contemplated by this Agreement is not subject to any contractual restrictions on transfer, except the restrictions on transfers contained in the Shareholders Agreement, which have been fully waived or satisfied.

               (vi) Upon delivery of the Shares to the Underwriters, and payment therefor by the Underwriters pursuant to this Agreement, good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims has been transferred to each of the several Underwriters.

          In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the laws of the Republic of France. The foregoing opinion does not address compliance by the Underwriters with foreign security laws with respect to resales of the Charge in France.

          (f) The Underwriters shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, an opinion, dated the Closing Date, with respect to such matters as the International Representatives may reasonably request.

          (g) The Underwriters shall have received from the President or any Vice President and a principal financial or accounting officer of the Company a certificate, dated the Closing Date, in which such officers shall state that, to the best of their knowledge and after reasonable investigation, (i) the Registration Statement as of the Effective Time, and the Prospectuses as of the date of any filing pursuant to Rule 424(b) and on the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and since the Effective Time, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectuses; (ii) there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, any change or event that would be likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business;
     (iii) in the case of representations and warranties in Section 2 qualified as to materiality, such representations and warranties are true and correct in all respects, and in the case of representations and warranties not so qualified, such representations and warranties are true and correct in all material respects, in each case on the part of the Company with the same force and effect as though made on and as of the Closing Date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (h) The Underwriters shall have received from the Selling Stockholders a certificate, signed by the President or any Vice President and a principal financial or accounting officer of CGIP, dated the Closing Date, in which such officers shall state that, to the best of their knowledge and after reasonable investigation, (i) the Selling Stockholders' Information contained in the Registration Statement as of the Effective Time, or in any Prospectus as of the date of any filing pursuant to Rule 424(b) and on the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) in the case of representations and warranties in Section 3 qualified as to materiality, such representations and warranties are true and correct in all respects, and in the case of representations and warranties not so qualified, such representations and warranties are true and correct in all material respects, in each case on the part of the Selling Stockholders with the same force and effect as though made on the Closing Date and the Selling Stockholders have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (i) The Underwriters shall have received from Price Waterhouse LLP, independent public accountants, two letters, the first dated the date of this Agreement and the other dated the Closing Date, addressed to the Board of Directors of the Company, the Underwriters and the Selling Stockholders (with conformed copies for each of the Underwriters), substantially in the form of Annex A hereto with such variations as are reasonably acceptable to the International Representatives.

          (j) The Underwriters shall have received from Befec-Price Waterhouse, independent public accountants, two letters, the first dated the date of this Agreement and the other dated the Closing Date, addressed to the Board of Directors of the Company, the Underwriters and the Selling Stockholders (with conformed copies for each of the Underwriters), substantially in the form of Annex B hereto with such variations as are reasonably acceptable to the International Representatives.

          SECTION 8.  Payment of Expenses.  Other than the fees and expenses of
                      -------------------
the Company's counsel and accountants, the Selling Stockholders will pay all costs, expenses, fees, disbursements and taxes incident to the sale of the Shares contemplated hereby and in the U.S. Underwriting Agreement, including without limitation (i) the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), the Prospectuses, each Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 6(b), (ii) the printing, reproduction and distribution of this Agreement and the U.S. Underwriting Agreement, and all other underwriting and selling group documents by mail, telex or other means, (iii) the registration with the Commission of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and the preparation, printing and distribution of Preliminary and Supplemental Blue Sky Memoranda and Legal Investment Survey (including the reasonable fees and disbursements of the U.S. Underwriters' counsel relating to the foregoing), (v) filing fees incurred in connection with the National Association of Securities Dealers, Inc.'s review of the offering's underwriting terms and arrangements, (vi) the fees and expenses of the Registrar and Transfer Agent for the Shares and its counsel and
(vii) the fees and expenses of the Selling Stockholders' counsel and accountants.

          If the sale of the International Shares provided for herein is not consummated because of the failure to satisfy any condition to the obligations of the International Underwriters, because of any breach of any representation, warranty or covenant of the Selling Stockholders contained in this Agreement, because of any termination pursuant to Section 11 hereof or because of any refusal, failure or inability of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any International Underwriter, the Selling Stockholders shall reimburse the International Underwriters for all of their reasonable out-of-pocket expenses incurred in connection with marketing and preparing for the offering of the Shares, including the reasonable fees and disbursements of counsel for the International Underwriters.


          SECTION 9.  Indemnification and Contribution.
                      --------------------------------

          (a) The Company agrees to indemnify and hold harmless each of the International Underwriters and the Selling Stockholders and each person, if any, who controls any International Underwriter or any Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with investigating or defending or preparing to defend or appearing as a third party witness in connection with any such loss, claim, damage, liability or action, as such expenses are incurred), insofar as such losses, claims, damages, liabilities and expenses arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the International Prospectus or any International Preliminary Prospectus, or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) the Company shall not be liable to any International Underwriter under the indemnity agreement in this paragraph (a) with respect to any International Preliminary Prospectus to the extent that such losses, claims, damages, liabilities or expenses result from the fact that such International Underwriter sold Shares to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the International Prospectus or of the International Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the loss, claim, damage or liability of such International Underwriter results from an untrue statement or omission of a material fact contained in the International Preliminary Prospectus which was corrected in the International Prospectus or in the International Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to such International Underwriter and (ii) insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (x) written information furnished to the Company by or on behalf of the International Underwriters specifically for use in the Registration Statement, the International Prospectus or any International Preliminary Prospectus, it being understood and agreed that the only such information furnished by any International Underwriter consists of (A) the last paragraph of text on the cover page of the International Prospectus (and any International Preliminary Prospectus) concerning the terms of the offering by the International Underwriters, (B) the second and third paragraphs on page 3 of the International Prospectus (and any International Preliminary Prospectus) concerning over-allotment and stabilization by the U.S. Underwriters and exemptions from Rules 10b-6, 10b-7 and 10b-8 under the Exchange Act and (C) the text under the caption "Underwriting" in the International Prospectus (and any International Preliminary Prospectus) concerning the terms of the offering by the International Underwriters and the delivery of Shares pursuant thereto (collectively, the "Underwriters' Information") or (y) written information furnished to the Company by or on behalf of the Selling Stockholders specifically for use in the Registration Statement, the International Prospectus or any International Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the information under the caption "Selling Shareholders" in the International Prospectus (or any International Preliminary Prospectus), other than in respect of the Company's outstanding capitalization (collectively, the "Selling Stockholders' Information"). This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this Section 9(a). Notwithstanding anything to the contrary in this Agreement, the Company shall not be liable to any Selling Stockholder under the indemnity agreement in this paragraph (a) or for any breach of any representation or warranty of the Company set forth in Section 2 with respect to the statements in the International Prospectus (or any International Preliminary Prospectus) relating to the terms and provisions of the Shareholders Agreement (the "Shareholders Agreement Information").

          (b) The Selling Stockholders agree, jointly and severally, to indemnify and hold harmless each of the International Underwriters and each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with investigating or defending or preparing to defend or appearing as a third party witness in connection with any such loss, claim, damage, liability or action, as such expenses are incurred) insofar as such losses, claims, damages, liabilities and expenses arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the International Prospectus or any International Preliminary Prospectus or are caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in each case with reference to the Selling Stockholders' Information; provided,
                                                                   --------
     however, that the Selling Stockholders shall not be liable to any
     -------
     International Underwriter under the indemnity agreement in this paragraph
     (b) with respect to any International Preliminary Prospectus to the extent that such losses, claims, damages, liabilities or expenses result solely from the fact that such International Underwriter sold Shares to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the International Prospectus or of the International Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the loss, claim, damage or liability of such International Underwriter results from an untrue statement or omission of a material fact contained in the International Preliminary Prospectus which was corrected in the International Prospectus or in the International Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to such International Underwriter. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have to the persons referred to above in this Section 9(b). Notwithstanding anything to the contrary in this Agreement, the Selling Stockholders shall not be liable to the Company under the indemnity agreement in this paragraph (b) or for any breach of any representation or warranty of the Selling Stockholders set forth in
     Section 3 with respect to the Shareholders Agreement Information.

          (c) Each International Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with investigating or defending or preparing to defend or appearing as a third party witness in connection with any such loss, claim, damage, liability or action, as such expenses are incurred) insofar as such losses, claims, damages, liabilities and expenses arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the International Prospectus or any International Preliminary Prospectus, or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Underwriters' Information. This indemnity agreement will be in addition to any liability which the International Underwriters may otherwise have to the persons referred to above in this Section 9(c).

          (d) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing; however, the omission to so notify the indemnifying party shall relieve the indemnifying party from liability under the three preceding paragraphs only to the extent prejudiced thereby. In case any action in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, to assume the defense thereof through counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

          (e) If the indemnification provided for in this Section 9 is insufficient or unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the Company, the Selling Stockholders and the International Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

     The relative fault of the Company, the Selling Stockholders and the International Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the International Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) The Company, each Selling Stockholder and each of the International Underwriters agree that it would not be just and equitable if contribution pursuant to Section 9(e) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of
     Section 9(e), in no event shall any International Underwriter be required to contribute any amount in excess of the amount by which the total price at which the International Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters' obligations to contribute pursuant to Section 9(e) are several in proportion to the respective number of International Shares set forth opposite their names in Schedule I hereto and not joint.


          (g) The Company, the Selling Stockholders and the International Underwriters agree that any indemnity provision contained in Section 5.5 of the Shareholders Agreement or any other agreement between the Company on the one hand and the Selling Stockholders on the other shall be superseded for all purposes by this Section 9 in respect of the offer and sale of the Shares.

          SECTION 10.  Representations, Warranties and Agreements to Survive
                       -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement, or contained in certificates of officers of the Company or the Selling Stockholders submitted pursuant hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any investigation, or any statement as to the results thereof, made by or on behalf of any International Underwriter or any person controlling any International Underwriter or by or on behalf of the Company, its officers or directors or controlling persons, or by any Selling Stockholder or any person controlling any Selling Stockholder, and shall survive acceptance of and payment for the International Shares hereunder.

          SECTION 11.  Termination.  This Agreement may be terminated for any
                       -----------
reason at any time prior to the delivery of and payment for the International Shares on the Closing Date, by the International Underwriters upon the giving of written notice by Lazard Capital Markets of such termination to the Company and the Selling Stockholders, if prior to such time (i) there has been, since the respective dates as of which information is given in the Registration Statement and the International Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) there has occurred any outbreak or escalation of major hostilities or other national or international calamity or crisis or material adverse change in existing national or international financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgement of Lazard Capital Markets, impracticable or inadvisable to market the Shares in the manner contemplated in the Prospectuses or enforce contracts for the sale of the Shares, or (iii) trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange, or trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Section 8, the indemnity agreement and contribution provisions set forth in Section 9, and the provisions of Section 15 shall remain in effect and, if the International Underwriters shall have purchased any International Shares on the Closing Date prior to such termination, then all representations and warranties of the Company and the Selling Stockholders set forth in or made pursuant to this Agreement and all obligations of the Company pursuant to Section 6 hereof shall survive such termination.

          SECTION 12.  Default of International Underwriters.  If, on the
                       -------------------------------------
Closing Date, any one or more of the International Underwriters shall fail or refuse to purchase International Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of International Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the International Shares to be purchased on such date by all International Underwriters, the other International Underwriters shall be obligated severally in the proportions that the number of International Shares set forth opposite their respective names in Schedule I bear to the aggregate number of International Shares set forth opposite the names of all such non-defaulting International Underwriters, or in such other proportions as the International Representatives may specify, to purchase the International Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of International Shares that
      --------
any International Underwriter has agreed to purchase pursuant to Section 4 be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of International Shares without the written consent of such International Underwriter. If, on the Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase International Shares and the aggregate number of International Shares with respect to which such default occurs is more than one-tenth of the aggregate number of International Shares to be purchased on such date, and arrangements satisfactory to the International Representatives, the Company and the Selling Stockholders for the purchase of such International Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting International Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid or reimbursed by the Company pursuant to Section 8 and the respective obligations of the Company, the Selling Stockholders and the International Underwriters pursuant to Section 9; provided, however, that if the International Underwriters shall have purchased
--------  -------
any International Shares on the Closing Date prior to such termination, then all representations and warranties of the Company and the Selling Stockholders set forth in or made pursuant to this Agreement and all obligations of the Company pursuant to Section 6 hereof shall survive such termination. In any such case either the International Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectuses or in any other documents or arrangements may be effected. As used in this Agreement, the term "International Underwriter" includes any person substituted for an International Underwriter under this Section. Any action taken under this paragraph shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

          SECTION 13.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Underwriters shall be directed to the International Representatives c/o Lazard Capital Markets, 21 Moorfields, London EC2P 2HT
England, Attention:   Syndicate Department; notices to the Company shall be
directed to it at Crown Cork & Seal Company, Inc., 9300 Ashton Road, Philadelphia, PA 19136, facsimile transmission no. (215) 698-7050, Attention:
Alan W. Rutherford, Executive Vice President and Chief Financial Officer, and Richard L. Krzyzanowski, Executive Vice President, Secretary and General Counsel; and notices to the Selling Stockholders shall be directed to Compagnie Generale d'Industrie et de Participations, 89 rue Taitbout, 75009 Paris, France,
Attention: Michel Renault, with a copy to Sullivan & Cromwell, 125 Broad Street, New York, NY 10004, facsimile transmission no. (212) 558-3588, Attention: Allan
M. Chapin.

          SECTION 14.  Parties.  This Agreement shall inure to the benefit of
                       -------
and be binding upon the Company, its directors and officers who signed the Registration Statement, the International Underwriters, the Selling Stockholders, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of International Shares from any International Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 15.  Governing Law.  This Agreement shall be governed by, and
                       -------------
construed in accordance with, the law of the State of New York.

          SECTION 16.  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return to us seven counterparts hereof.

                              Very truly yours,

                              CROWN CORK & SEAL COMPANY, INC.,


                              By
                                 --------------------------------
                                 Name:
                                 Title:


                              COMPAGNIE GENERALE D'INDUSTRIE ET DE
                              PARTICIPATIONS,


                              By
                                 --------------------------------
                                 Name:
                                 Title:


                              SOFISERVICE,


                              By
                                 --------------------------------
                                 Name:
                                 Title:

Confirmed and Accepted, as of the
date first above written:

LAZARD CAPITAL MARKETS
CS FIRST BOSTON LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED


By:  LAZARD CAPITAL MARKETS


By:
   -----------------------------
   Name:
   Title:

Acting severally on behalf of
themselves and as International
Representatives of the several
International Underwriters
named in Schedule I hereto.

                                  Schedule I
                                  ----------



                                             Number of International
International Underwriters                    Shares to be Purchased
--------------------------                    ----------------------

Lazard Capital Markets
CS First Boston Limited
Salomon Brothers International
 Limited



                                                         -----------

          Total                                 1,850,000
                                               ==========

                                  Schedule II
                                  -----------


Selling Stockholder                      Number of International Shares to
-------------------                      ---------------------------------
                                                                   be Sold
                                                                   -------
Compagnie Generale d'Industrie et de
Participations

Sofiservice
                                                                 ---------
        Total                                                    1,850,000
                                                                 =========

                                 Schedule III
                                 ------------

                             Material Subsidiaries
                             ---------------------

CONSTAR International Inc.

Crown Beverage Packaging, Inc.

                                  Schedule IV
                                  -----------

                            Directors and Officers
                            ----------------------

                                                                         ANNEX A
                         DESCRIPTION OF COMFORT LETTER

          Pursuant to Section 7(i) of the International Underwriting Agreement, Price Waterhouse LLP, shall furnish letters to the Board of Directors of the Company, the Underwriters and the Selling Stockholders to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited by them and included or incorporated by reference in the Prospectuses or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports attached to such letters, copies of which have been furnished to the Underwriters;

       (iii) On the basis of limited procedures, not constituting an audit in accordance with U.S. GAAP, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Board of Directors and the committees thereof of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectuses, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited consolidated balance sheets and statements of income, cash flows and stockholders' equity included or incorporated by reference in the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations, or are not in conformity with U.S. GAAP applied on a basis substantially consistent with the basis for the audited consolidated balance sheets and statements of income, cash flows and stockholders' equity included or incorporated by reference in the Prospectuses;

               (B) any other unaudited income statement or cash flow statement data and balance sheet items included in the Prospectuses do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Prospectuses;

               (C) the unaudited financial statements which were not included in the Prospectuses but from which were derived any unaudited condensed financial statements referred to in paragraph (A) and any unaudited income statement or cash flow statement data and balance sheet items included in the Prospectuses and referred to in paragraph (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Prospectuses;

               (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than three days prior to the date of such letter, there have been any changes in the consolidated capital stock or minority interest in consolidated subsidiaries or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets, net assets or stockholders' equity, or any changes in any other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectuses, except in each case for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter;

               (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectuses to the specified date referred to in paragraph (E) there were any decreases in consolidated net sales, operating income or income before minority interest, or the total or per share amounts of consolidated net income, or any changes in any other items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for decreases or increases which the Prospectuses disclose have occurred or may occur and which are described in such letter; and

               (G) certain sections of the Prospectuses do not comply in all material respects with the disclosure obligations under Regulation S-K under the Exchange Act (e.g., "Selected Consolidated Financial
                                  ----
          Information" (Item 301)) if (i) the information disclosed may be obtained directly or indirectly from the Company's accounting records and (ii) such information can be evaluated against reasonable criteria established by the Commission;

       (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectuses and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with U.S. GAAP standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectuses, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the U.S. and International Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

             All capitalized terms used herein have the meanings ascribed to them in the underwriting agreement to which this Description is annexed.

                                                                         ANNEX B


                         DESCRIPTION OF COMFORT LETTER


          Pursuant to Section 7(j) of the International Underwriting Agreement, Befec-Price Waterhouse, shall furnish letters to the Board of Directors of the Company, the Underwriters and the Selling Stockholders to the effect that:

          (i) They are independent certified public accountants with respect to CarnaudMetalbox and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited by them and included or incorporated by reference in the Prospectuses or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, and/or condensed financial statements derived from audited financial statements of CarnaudMetalbox for the periods specified in such letter, as indicated in their reports attached to such letters, copies of which have been furnished to the Underwriters;

       (iii) On the basis of limited procedures, not constituting an audit in accordance with U.S. GAAP, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of CarnaudMetalbox and its subsidiaries, inspection of the minute books of the Board of Directors and the committees thereof of CarnaudMetalbox and its subsidiaries since the date of the latest audited financial statements included in the Prospectuses, inquiries of officials of CarnaudMetalbox and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited consolidated balance sheets and statements of income, cash flows and stockholders' equity included or incorporated by reference in the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations, or are not in conformity with U.S. GAAP applied on a basis substantially consistent with the basis for the audited consolidated balance sheets and statements of income, cash flows and stockholders' equity included or incorporated by reference in the Prospectuses;

               (B) any other unaudited income statement or cash flow statement data and balance sheet items included in the Prospectuses do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Prospectuses;

               (C) the unaudited financial statements which were not included in the Prospectuses but from which were derived any unaudited condensed financial statements referred to in paragraph (A) and any unaudited income statement or cash flow statement data and balance sheet items included in the Prospectuses and referred to in paragraph (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Prospectuses;

               (D) as of a specified date not more than three days prior to the date of such letter, there have been any changes in the consolidated capital stock or minority interest in consolidated subsidiaries or any increase in the consolidated long-term debt of CarnaudMetalbox and its subsidiaries, or any decreases in consolidated net current assets, net assets or stockholders' equity, or any changes in any other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectuses, except in each case for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter; and

               (E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectuses to the specified date referred to in paragraph (D) there were any decreases in consolidated net sales, operating income or income before minority interest, or the total or per share amounts of consolidated net income, or any changes in any other items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for decreases or increases which the Prospectuses disclose have occurred or may occur and which are described in such letter;

       (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectuses and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with U.S. GAAP standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of CarnaudMetalbox and its subsidiaries, which appear in the Prospectuses, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the U.S. and International Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of CarnaudMetalbox and its subsidiaries and have found them to be in agreement.

          All capitalized terms used herein have the meanings ascribed to them in the underwriting agreement to which this Description is annexed.